SUB-ITEM 77C: Susbmission of matters to a vote of security holders

Following are results from the special shareholder meeting held on March 31, 2004:

          NUMBER OF              % OF OUTSTANDING              % OF SHARES
           SHARES                     SHARES                      VOTED
       --------------------   ------------------------   -----------------------


A. To elect each of the existing Trustees to the Board of Trustees of the Rockland Funds Trust to hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

           Charles S. Cruice

Affirmative                5,770,707.205           89.992%               99.485%
Withhold                      29,896.831            0.467%                0.515%

TOTAL                      5,800,604.036           90.459%              100.000%

           Richard H. Gould

Affirmative                5,771,349.205           90.002%               99.496%
Withhold                      29,254.831            0.457%                0.504%

TOTAL                      5,800,604.036           90.459%              100.000%

           George Keeley

Affirmative                5,780,886.161           90.151%               99.660%
Withhold                      19,717.875            0.308%                0.340%

TOTAL                      5,800,604.036           90.459%              100.000%

           Edwin W. Moats, Jr.

Affirmative                5,776,759.161           90.087%               99.589%
Withhold                      23,844.875            0.372%                0.411%

TOTAL                      5,800,604.036           90.459%              100.000%

           Dr. Peter Utsinger

Affirmative                5,774,395.161           90.050%               99.548%
Withhold                      26,208.875            0.409%                0.452%

TOTAL                      5,800,604.036           90.459%              100.000%

B. To approve a new Investment Advisory Agreement between the Rockland Funds Trust, on behalf of the Rockland Small Cap Growth Fund, and Gould Investment Partners, LLC, the investment advisory firm recently established by the Fund's current portfolio manager.

Affirmative                5,742,377.679           89.551%               98.996%
Against                       46,903.131            0.731%                0.809%
Abstain                       11,323.226            0.177%                0.195%

TOTAL                      5,800,604.036           90.459%              100.000%